UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On November 4, 2014, the Board of Directors (the “Board”) of Brooks Automation, Inc. (the “Company”) approved cash bonus payments to the named executive officers shown below for the fiscal year ended September 30, 2014 in the amounts shown opposite his name. The cash bonus payments were determined by the Human Resources and Compensation Committee of the Board of Directors (the “HRC Committee”) and the Board based on the Company’s achievement against corporate financial metrics for its fiscal year ended September 30, 2014 and on the assessment of each executive’s achievement of individual performance objectives, in each case in accordance with the Company’s performance-based variable compensation plan for the fiscal year ended September 30, 2014.

Named Executive Officer	Title	FY14 Cash Bonus
Stephen S. Schwartz	Chief Executive Officer	$671,108
Mark D. Morelli	President and Chief Operating Officer	$526,243
Lindon G. Robertson	Executive Vice President and Chief Financial Officer	$455,923
On November 5, 2014, the Board approved the establishment of the Company’s performance based variable cash compensation plan for the fiscal year ending September 30, 2015 (the “FY 15 PBVC Plan”) as recommended by the HRC Committee. Executive officers, including named executive officers, and additional key management personnel participate in the FY 15 PBVC Plan.
Under the FY 15 PBVC Plan, participants are eligible for a cash bonus based on the achievement against corporate financial targets for total revenue and total operating income, in each case for the fiscal year ending September 30, 2015, as well as non-financial individual performance goals for each senior executive (including the CEO) based on an assessment of each executive’s accomplishments at the conclusion of the fiscal year. The corporate financial metrics are weighted at 80%, while the individual objectives are weighted at 20%. In addition, participants affiliated with a specific business segment are also measured on the financial performance of that business segment.
The target cash bonus award is based on a percentage of each executive’s base salary received during the fiscal year, which for the named executive officers is 100%. The FY 15 PBVC Plan also provides for the ability to achieve above target awards of up to 180% of target for the CEO and 140% of target for the other named executive officers. Any payouts to executive officers under the FY 15 PBVC Plan will be predicated upon the Company first realizing a threshold level of operating income.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: November 10, 2014	Jason W. Joseph Vice President, General Counsel and Secretary

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